                                                        Exhibit 2.1

--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF JULY 17, 1998



                                 BY AND BETWEEN



                        RICHMOND COUNTY FINANCIAL CORP.



                                      AND



                             IRONBOUND BANKCORP, NJ


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                 PAGE NO.

Introductory Statement.............................................................   4

ARTICLE I

        THE MERGER.................................................................   5
        ----------
        Section 1.1.  Structure of the Merger......................................   5
                      -----------------------
        Section 1.2.  Effect on Outstanding Shares of Ironbound Common Stock.......   5
                      ------------------------------------------------------
        Section 1.3.  Exchange Procedures..........................................   6
                      -------------------
        Section 1.4.  Stock Options................................................   8
                      -------------
        Section 1.5.  Bank Merger..................................................   9
                      -----------
        Section 1.6.  Directors of RCFC after Effective Time.......................   9
                      --------------------------------------
        Section 1.7.  Alternative Structure........................................   9
                      ---------------------
        Section 1.8.  Dissenters' Rights...........................................  10
                      ------------------

ARTICLE II

        REPRESENTATIONS AND WARRANTIES.............................................  10
        ------------------------------
        Section 2.1.  Disclosure Letters...........................................  10
                      ------------------
        Section 2.2.  Standards....................................................  10
                      ---------
        Section 2.3.  Representations and Warranties of Ironbound..................  11
                      -------------------------------------------
        Section 2.4.  Representations and Warranties of RCFC.......................  25
                      --------------------------------------

ARTICLE III

        CONDUCT PENDING THE MERGER.................................................  38
        --------------------------
        Section 3.1.  Conduct of Ironbound's Business Prior to the Effective Time..  38
                      -----------------------------------------------------------
        Section 3.2.  Forbearance by Ironbound.....................................  38
                      ------------------------
        Section 3.3.  Conduct of RCFC's Business Prior to the Effective Time.......  42
                      ------------------------------------------------------

ARTICLE IV

        COVENANTS..................................................................  42
        ---------
        Section 4.1.  Acquisition Proposals........................................  42
                      ---------------------
        Section 4.2.  Certain Policies of Ironbound................................  43
                      -----------------------------
        Section 4.3.  Access and Information.......................................  44
                      ----------------------
        Section 4.4.  Certain Filings, Consents and Arrangements...................  45
                      ------------------------------------------
        Section 4.5.  Antitakeover Provisions......................................  45
                      -----------------------
        Section 4.6.  Additional Agreements........................................  46
                      ---------------------
        Section 4.7.  Publicity....................................................  46
                      ---------
        Section 4.8.  Stockholders Meeting.........................................  46
                      --------------------
        Section 4.9.  Proxy Statements; Comfort Letters............................  46
                      ---------------------------------

                                                                                 PAGE NO.
        Section 4.10. Registration of RCFC Common Stock............................  47
                      ---------------------------------
        Section 4.11. Affiliate Letters............................................  47
                      -----------------
        Section 4.12. Notification of Certain Matters..............................  48
                      -------------------------------
        Section 4.13. Employees, Directors and Officers............................  48
                      ---------------------------------
        Section 4.14. Indemnification; Directors' and Officers' Insurance..........  49
                      ---------------------------------------------------
        Section 4.15. Tax-Free Reorganization Treatment............................  50
                      ---------------------------------
        Section 4.16. Savings and Loan Holding Company Structure...................  51
                      ------------------------------------------
        Section 4.17. Divisional Board.............................................  51
                      ----------------
ARTICLE V

        CONDITIONS TO CONSUMMATION.................................................  51
        --------------------------
        Section 5.1.  Conditions to Each Party's Obligations.......................  51
                      --------------------------------------
        Section 5.2.  Conditions to the Obligations of RCFC and RCFC Bank..........  52
                      ---------------------------------------------------
        Section 5.3.  Conditions to the Obligations of Ironbound and
                      ----------------------------------------------
                      Ironbound Bank...............................................  54
                      --------------
ARTICLE VI

        TERMINATION................................................................  56
        -----------
        Section 6.1.  Termination..................................................  56
                      -----------
ARTICLE VII

        CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME.................................  58
        ------------------------------------------
        Section 7.1.  Effective Date and Effective Time............................  58
                      ---------------------------------
        Section 7.2.  Deliveries at the Closing....................................  58
                      -------------------------
        Section 7.3.  Adjustment to the Exchange Ratio.............................  58
                      --------------------------------
ARTICLE VIII
        CERTAIN OTHER MATTERS......................................................  58
        ---------------------
        Section 8.1.  Certain Definitions; Interpretation..........................  58
                      -----------------------------------
        Section 8.2.  Survival.....................................................  59
                      --------
        Section 8.3.  Waiver; Amendment............................................  59
                      -----------------
        Section 8.4.  Counterparts.................................................  59
                      ------------
        Section 8.5.  Governing Law................................................  59
                      -------------
        Section 8.6.  Expenses.....................................................  59
                      --------
        Section 8.7.  Notices......................................................  59
                      -------
        Section 8.8.  Entire Agreement; etc. ......................................  61
                      ---------------------
        Section 8.9.  Assignment...................................................  61
                      ----------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          This is an AGREEMENT AND PLAN OF MERGER, dated as of the 17th day of July, 1998 ("Agreement"), by and between Richmond County Financial Corp., a Delaware corporation ("RCFC"), and Ironbound Bankcorp, NJ, a New Jersey corporation ("Ironbound").

                             INTRODUCTORY STATEMENT

          The Board of Directors of each of RCFC and Ironbound (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of RCFC and Ironbound, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

          Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to RCFC's willingness to enter into this Agreement, RCFC and Ironbound have entered into a stock option agreement (the "Option Agreement"), pursuant to which Ironbound has granted to RCFC an option to purchase shares of Ironbound's common stock, par value $5.00 per share ("Ironbound Common Stock"), upon the terms and conditions therein contained; and certain officers and directors of Ironbound will each, within fourteen days of the date of this Agreement, execute in favor of RCFC a Letter Agreement in the form annexed as Exhibit A.

          The parties hereto intend that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), for federal income tax purposes, and that the Merger shall be accounted for as a pooling-of-interests for accounting purposes.

          RCFC and Ironbound desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

          In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

          Section 1.1.   Structure of the Merger.  On the Effective Date (as
                         -----------------------
defined in Section 7.1), Ironbound will merge with and into RCFC ("Merger"), with RCFC being the surviving entity, pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law. Upon consummation of the Merger, the separate corporate existence of Ironbound shall cease. RCFC shall continue to be governed by the laws of the State of Delaware and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

           Section 1.2.  Effect on Outstanding Shares of Ironbound Common Stock.
                         ------------------------------------------------------

          (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Ironbound Common Stock issued and outstanding at the Effective Time (as defined in Section 7.1), other than (i) shares the holder of which (the "Dissenting Shareholders") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"),
(ii) shares held directly or indirectly by RCFC (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and
(iii) shares held by Ironbound as treasury stock (such shares referred to in clauses (i), (ii) and (iii) being referred to herein as the "Excluded Shares") shall become and be converted into the right to receive 1.45 shares of RCFC Common Stock (the "Exchange Ratio") (subject to Section 7.3); provided, however, that, notwithstanding any other provision hereof, no fraction of a share of RCFC Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, RCFC shall pay to each holder of Ironbound Common Stock who would otherwise be entitled to a fraction of a share of RCFC Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the RCFC Market Value (collectively, the "Merger Consideration").

          (b) As used in Sections 1.2(a), 6.1(g) and 7.3, "RCFC Market Value" shall be the average of the closing sales price on that day, as reported on the National Market System of The Nasdaq Stock Market, Inc. ("Nasdaq National Market"), for the 15 consecutive trading days immediately preceding the day that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, as contemplated by Section 5.1(b), (ii) the day on which the last of the required regulatory approvals, as contemplated by Section 5.1(b), is obtained and (iii) the day on which the last of the required stockholder approvals have been obtained (such date being referred to herein as the "Valuation Date").

          (c) In the event that, between the date hereof and prior to the Effective Time, the outstanding shares of RCFC Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock split or other like changes in the capitalization of RCFC, or if a stock dividend is declared on RCFC Common Stock with a record date (as to a stock split, the pay date) within such period, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of RCFC Common Stock to be thereafter delivered pursuant to this Agreement, and the Exchange Ratio set forth in Section 1.2 of this Article I, so that each stockholder of Ironbound shall be entitled to receive such number of shares of RCFC Common Stock or other securities as such stockholder would have received pursuant to such reorganization, recapitalization, reclassification, stock split, exchange of shares or readjustment or other like changes in the capitalization of RCFC, or as a result of a stock dividend on RCFC Common Stock, had the record (or pay) date therefor been immediately following the Effective Time.

          (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of RCFC Common Stock (as defined in Section 2.4(b)) that are held by Ironbound, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall become treasury stock of RCFC.

           Section 1.3.  Exchange Procedures.
                         -------------------

          (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to RCFC and Ironbound, shall be mailed as soon as reasonably practicable after the Effective Time, and in no event later than 5 business days thereafter, to each holder of record of Ironbound Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Ironbound Common Stock to be converted thereby.

          (b) At and after the Effective Time, each certificate ("Ironbound Certificate") previously representing shares of Ironbound Common Stock (except as specifically set forth in Section 1.2) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, RCFC shall deposit, or shall cause to be deposited, with such bank or trust company that is selected by RCFC and is reasonably acceptable to Ironbound to act as exchange agent ("Exchange Agent"), for the benefit of the holders of shares of Ironbound Common Stock, for exchange in accordance with this Section 1.3, an estimated amount of cash sufficient to pay the aggregate amount of cash in lieu of fractional shares to be paid pursuant to Section 1.2, and RCFC shall reserve for issuance with its Transfer Agent and Registrar a sufficient number of shares of RCFC Common Stock to provide for payment of the Merger Consideration. On the Effective Time, RCFC shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of RCFC the issuance of the number of shares of RCFC Common Stock issuable in the share exchange.

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Ironbound Certificates shall pass, only upon delivery of the Ironbound Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as RCFC may reasonably determine and
(iii) include instructions for use in effecting the surrender of the Ironbound Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Ironbound Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Ironbound Certificates shall be entitled to receive in exchange therefor (m) a certificate representing that number of whole shares of RCFC Common Stock that such holder has the right to receive pursuant to Section 1.2 and (n) a check in the amount equal to the cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 1.2 and any dividends or other distributions to which such holder is entitled pursuant to this Section
1.3. Ironbound Certificates so surrendered shall forthwith be cancelled. As soon as practicable, but no later than five (5) business days following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute RCFC Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of RCFC Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Ironbound Common Stock not registered in the transfer records of Ironbound, the Merger Consideration shall be issued to the transferee thereof if the Ironbound Certificates representing such Ironbound Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of RCFC and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

          (e) No dividends or other distributions declared or made after the Effective Time with respect to RCFC Common Stock shall be remitted to any person entitled to receive shares of RCFC Common Stock hereunder until such person surrenders his or her Ironbound Certificates in accordance with this Section
1.3. Upon the surrender of such person's Ironbound Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of RCFC Common Stock represented by such person's Ironbound Certificates.

          (f) From and after the Effective Time there shall be no transfers on the stock transfer records of Ironbound of any shares of Ironbound Common Stock. If, after the Effective Time, Ironbound Certificates are presented to RCFC, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

          (g) Any portion of the aggregate amount of cash to be paid in lieu of fractional shares pursuant to Section 1.2, any dividends or other distributions to be paid pursuant to this Section 1.3 or any proceeds from any investments thereof that remains unclaimed by the stockholders of Ironbound for six months after the Effective Time shall be repaid by the Exchange Agent to RCFC upon the written request of RCFC. After such request is made, any stockholders of Ironbound who have not theretofore complied with this Section 1.3 shall look only to RCFC for the Merger Consideration deliverable in respect of each share of Ironbound Common Stock such stockholder holds, as determined pursuant to Section 1.2 of this Agreement, without any interest thereon. If outstanding Ironbound Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of RCFC (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of RCFC, RCFC Bank, the Exchange Agent or any other person shall be liable to any former holder of Ironbound Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) RCFC and the Exchange Agent shall be entitled to rely upon Ironbound's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Ironbound Certificate, RCFC and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (i) If any Ironbound Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Ironbound Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Ironbound Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Ironbound Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 1.2.

           Section 1.4.  Stock Options.
                         -------------

          (a) Options to purchase shares of Ironbound Common Stock that have been issued by Ironbound and are outstanding at the Effective Time (each, a "Ironbound Option") pursuant to the Ironbound 1994 Stock Option Plan, the Ironbound Bankcorp, NJ 1998 Stock Option Plan for Employees/Active Officers of the Company's Wholly Owned Subsidiary, Ironbound Bank and the Ironbound Bankcorp, NJ 1998 Stock Option Plan for Non-Employee Directors (collectively, the "Ironbound Option Plans") shall be converted automatically into the right to receive such number of shares (rounded to the nearest whole share) of RCFC Common Stock as is equal in value (the RCFC Common Stock value shall be determined as of the date hereof) to the amount equal to: the product of
(A) the Exchange Ratio and (B) the number of shares of Ironbound Common Stock issuable upon exercise of the Ironbound Options immediately prior to the Effective Time multiplied by the spread between the market price (as determined as of the date hereof) and the exercise price for each Ironbound Option; provided however, that Section 1.4 shall be further modified if and to the extent necessary to enable the Merger to qualify for pooling-of-interests accounting treatment. Prior to the Effective Time, RCFC shall take, or cause to be taken, all necessary action to effect the intent of the provisions set forth in this Section 1.4. RCFC, or at the option of RCFC, Ironbound, shall make such payment at the Effective Time to each individual provided that the individual delivers to RCFC his written acceptance, in a form acceptable to RCFC, of such payment as full and complete consideration for the cancellation of each Ironbound option held by him.

     (b) Ironbound shall agree that any grants of options to purchase Ironbound Common Stock, automatic or otherwise, made under the Ironbound Option Plans shall be null and void ab initio, following the payment of the Stock Options in
                       -- ------
accordance with 1.4(a) above.

          Section 1.5.   Bank Merger.  Concurrently with or as soon as
                         -----------
practicable after the execution and delivery of this Agreement, Richmond County Savings Bank ("RCFC Bank"), a wholly-owned subsidiary of RCFC, and Ironbound Bank, a wholly-owned subsidiary of Ironbound, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit C, pursuant to which the Bank Merger will be effected. The parties hereto intend that the Bank Merger shall become effective on the Effective Date. The Plan of Bank Merger shall provide that the directors of RCFC Bank as the surviving entity of the Bank Merger shall be all of the directors of RCFC Bank serving immediately prior to the Bank Merger and that it is the intent of RCFC Bank, subject to applicable statutes, regulations or regulatory conditions, to operate the offices of Ironbound Bank as a separate operational division of RCFC Bank.

          Section 1.6.   Directors of RCFC after Effective Time.  At the
                         --------------------------------------
Effective Time, the directors of RCFC shall consist of the directors of RCFC serving immediately prior to the Effective Time.

          Section 1.7.   Alternative Structure.  RCFC may at any time prior to
                         ---------------------
the Effective Time change the method of effecting the Merger and the Bank Merger or any part thereof if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Merger Consideration issued to holders of Ironbound Common stock as provided for in the Agreement, (ii) adversely affect the tax treatment of Ironbound's stockholders as a result of receiving the Merger Consideration or the Company Merger qualifying for "pooling-of-interests" accounting treatment,
(iii) materially impeded or delay consummation of the Merger, (iv) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, or (v) diminish the benefits (including the establishment of the Divisional Board) to be received by the directors, officers or employees of Ironbound as set forth in the Agreement or in any other agreements between the parties made in connection with this Agreement.

           Section 1.8.  Dissenters' Rights.
                         ------------------

          (a) Any Dissenting Stockholder who shall be entitled to dissenters' rights with respect to his or her Dissenters' Shares, as provided in Section 14A:11-1 of the New Jersey Statutes Annotated ("NJSA") shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under such law, and shall be entitled to receive only the payment to the extent provided for therein with respect to such Dissenters' Shares.

          (b) Ironbound shall (i) give RCFC prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights,
(ii) not settle nor offer to settle any demand for payment without the prior written consent of RCFC and (iii) not waive any failure to comply strictly with any procedural requirements of the NJSA.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 2.1.   Disclosure Letters.  On or prior to the execution and
                         ------------------
delivery of this Agreement, Ironbound and RCFC each shall have delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate), other than Section 2.3(g) and Section 2.4(g); provided, that
(a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 2.2 and (b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.2(b)).

           Section 2.2.  Standards.
                         ---------

          (a) No representation or warranty of Ironbound or RCFC contained in Sections 2.3 or 2.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 2.3 or 2.4, as applicable, there is reasonably likely to exist a Material Adverse Effect. Ironbound's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of RCFC.

          (b) As used in this Agreement, the term "Material Adverse Effect" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of Ironbound or RCFC, as the context may dictate, and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any (A) changes in laws, rules or regulations or generally accepted accounting principles or interpretations thereof that apply to both RCFC and RCFC Bank and Ironbound and Ironbound Bank, as the case may be, or (B) changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of (x) a representation or warranty contained in
Section 2.3(a)(i) and (iv), Section 2.3(c), Section 2.3(d), 2.3(g)(iii), 2.4(a)(i) and (iv), Section 2.4(c), 2.4(g)(iii) or 2.4(l) to be true and correct or (y) a representation or warranty contained in the last sentence of each of
Section 2.3(e) or 2.4(e), the second sentence of each of 2.3(f)(i) or 2.4(f)(i) and the first two sentences of each of Section 2.3(aa) or 2.4(x) to be true and correct in all material respects.

          (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, its counsel or any officer of that party with the title ranking not less than senior vice president.

          Section 2.3.   Representations and Warranties of Ironbound.  Subject
                         -------------------------------------------
to Sections 2.1 and 2.2, Ironbound represents and warrants to RCFC that, except as disclosed in Ironbound's Disclosure Letter:

          (a)  Organization.  (i)   Ironbound is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of New Jersey and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). Ironbound Bank is a stock commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each Subsidiary (as defined below) of Ironbound Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Ironbound and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

              (ii) Each of Ironbound and its Subsidiaries has the requisite corporate power and authority, and is duly qualified and is in good standing, to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

              (iii) Ironbound's Disclosure Letter sets forth all of Ironbound's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which Ironbound owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of Ironbound's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Ironbound owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries.
No Subsidiary of Ironbound other than Ironbound Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and the applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Ironbound or any of its other Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by Ironbound or a Subsidiary of Ironbound free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

               (iv) The deposits of Ironbound Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the FDIA.

          (b)  Capital Structure.   (i)  The authorized capital stock of
               -----------------
Ironbound consists of 4,000,000 shares of Ironbound Common Stock, par value $5.00 per share. As of the date of this Agreement: (A) 998,315 shares of Ironbound Common Stock were issued and outstanding, (B) no shares of Ironbound Common Stock were reserved for issuance, except that 117,908 shares of Ironbound Common Stock were reserved for issuance pursuant to the Ironbound Option Plans and (C) 45,505 shares of Ironbound Common Stock were held by Ironbound in its treasury or by its Subsidiaries. The authorized capital stock of Ironbound Bank consists of 4,000,000 shares of common stock, par value $5.00 per share. As of the date of the Agreement, 100 shares of such common stock were outstanding, no shares of preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by Ironbound.
All outstanding shares of capital stock of Ironbound and Ironbound Bank are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Ironbound in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. Ironbound's Disclosure Letter sets forth a complete and accurate list of all options to purchase Ironbound Common Stock that have been granted pursuant to the Ironbound Option Plans and all restricted stock grants under the Ironbound RRP, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

               (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") of Ironbound are issued or outstanding.

              (iii) As of the date of this Agreement, except for this Agreement and the Ironbound Option Plans, neither Ironbound nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Ironbound or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Ironbound or any of its Subsidiaries or obligating Ironbound or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Ironbound or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Ironbound or any of its Subsidiaries.

          (c) Authority.  Each of Ironbound and Ironbound Bank has all requisite
              ---------
corporate power and authority to enter into this Agreement and the Plan of Bank Merger, respectively, and, subject to approval of this Agreement by the requisite vote of Ironbound's stockholders and receipt of all required regulatory or governmental approvals, as contemplated by Section 5.1(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by Ironbound's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Ironbound and Ironbound Bank. This Agreement has been duly executed and delivered by Ironbound and constitutes a valid and binding obligation of Ironbound, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

          (d) Stockholder Approval; Fairness Opinion.  The affirmative vote of a
              --------------------------------------
majority of the votes cast by holders of Ironbound Common Stock entitled to vote on this Agreement is the only vote of the stockholders of Ironbound required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby. Ironbound has received the written opinion of Ostrowski & Company, Inc. to the effect that, as of the date hereof, the Exchange Ratio to be received by Ironbound's stockholders is fair, from a financial point of view, to such stockholders.

          (e) No Violations.  The execution, delivery and performance of this
              -------------
Agreement and Option Agreement by Ironbound do not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals (as defined below) and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Ironbound or any of its Subsidiaries, or to which Ironbound or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Ironbound or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Ironbound or any of its Subsidiaries, under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Ironbound or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject; and the consummation of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
(x) the approval of the holders of a majority of the votes cast by holders of Ironbound Common Stock entitled to vote, (y) the approval of the Banking Board of the State of New York ("Banking Board") under Section 143-b of the Banking Law of the State of New York ("Banking Law"), the approval of the Superintendent of Banks of the State of New York ("Superintendent") under Section 601 of the Banking Law and any other requirement of the Banking Board or the Superintendent, the approval of the Board of Governors of the Federal Reserve System ("FRB") under the BHCA, if necessary (or the receipt of a waiver of such requirement), the approval of the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"), the approval of the New Jersey Department of Banking (the "NJBD") and the approval of the appropriate regulatory authority under Section 18(c) of the FDIA (collectively, the "Requisite Regulatory Approvals"), and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of Ironbound know of no reason pertaining to Ironbound why any of the approvals referred to in this Section 2.3(e) should not be obtained without the imposition of any material condition or restriction described in the proviso to Section 5.1(b).

          (f)  Reports.  (i)  As of their respective dates, none of the reports
               -------
or other statements filed by Ironbound or Ironbound Bank on or subsequent to December 31, 1997 with the FRB, the FDIC (collectively, "Ironbound's Reports"), contained, or will contain, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of Ironbound included in Ironbound's Reports complied as to form, as of their respective dates of filing with the FDIC, in all material respects with applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP")(except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the FDIC or the
FRB). Each of the consolidated statements of condition contained or incorporated by reference in Ironbound's Reports (including in each case any related notes and schedules) fairly presented, or will fairly present, as the case may be (A) the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in Ironbound's Reports (including in each case any related notes and schedules), and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein. Ironbound has made available to RCFC a true and complete copy of each of Ironbound's Report filed with the FRB and FDIC since December 31, 1997.

              (ii) Ironbound and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (A) the NJBD, (B) the FDIC and (C) the FRB, and have paid all fees and assessments due and payable in connection therewith.

          (g) Absence of Certain Changes or Events.  Except as disclosed in
              ------------------------------------
Ironbound's Reports filed on or prior to the date of this Agreement, since December 31, 1997, (i) Ironbound and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) Ironbound and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any Material Adverse Effect with respect to Ironbound.

          (h) Absence of Claims.  Except as set forth in Ironbound's Disclosure
              -----------------
Letter, no litigation, proceeding, controversy, claim or action before any court or governmental agency is pending against Ironbound or any of its Subsidiaries and, to the best of Ironbound's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

          (i) Absence of Regulatory Actions.  Neither Ironbound nor any of its
              -----------------------------
Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulators, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (j) Taxes.  All federal, state, local and foreign tax returns required
              -----
to be filed by or on behalf of Ironbound or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Ironbound or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Ironbound's balance sheet (in accordance with GAAP). For purposes of this Section 2.3(j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Ironbound or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Ironbound or any of its Subsidiaries do not file tax returns that Ironbound or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Ironbound or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Ironbound's balance sheet (in accordance with GAAP). Except as set forth in Ironbound's Disclosure Letter, Ironbound and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Ironbound and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Ironbound and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Ironbound nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (k)  Agreements.    (i)     Except for the Option Agreement and
               ----------
arrangements made in the ordinary course of business, and except as set forth in Ironbound's Disclosure Letter, Ironbound and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in Ironbound's Reports. Except as disclosed in Ironbound's Disclosure Letter, neither Ironbound nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 60 days' or less notice, (B) agreement with any executive officer or other key employee of Ironbound or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Ironbound or any of its Subsidiaries of the nature contemplated by this Agreement or the Option Agreement, (C) agreement with respect to any employee or director of Ironbound or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days or for the payment of in excess of $30,000 per annum, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Option Agreement or (E) agreement containing covenants that limit the ability of Ironbound or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Ironbound (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

          (ii) Neither Ironbound nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

          (iii) Ironbound and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither Ironbound nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Ironbound and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

          (l) Labor Matters.  Neither Ironbound nor any of its Subsidiaries is
              -------------
or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Ironbound or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Ironbound or any of its Subsidiaries pending or, to Ironbound's knowledge, threatened. Ironbound and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

          (m) Employee Benefit Plans.  Ironbound's Disclosure Letter contains a
              ----------------------
complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Ironbound or any of its

Subsidiaries (hereinafter collectively referred to as the "Ironbound Employee Plans"). Neither Ironbound nor any affiliate with which it would be aggregated by reason of Section 414 of the Code, maintains, sponsors or participates in, or has ever maintained, sponsored, or participated in, an "employee stock ownership plan" (within the meaning of Section 407(d)(6) of ERISA and Sections 409 and 4975(e)(7) of the Code or employee pension benefit plan (other than the [Ironbound 401(k) Plan] that is or was subject to any provision of ERISA or the Code. All of the Ironbound Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon Ironbound or any of its Subsidiaries. Neither Ironbound nor any of its Subsidiaries has provided, or is required to provide, security to any Ironbound Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code. Neither Ironbound, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980. Each Ironbound Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Ironbound Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and Ironbound and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Ironbound's knowledge, threatened litigation, administrative action or proceeding relating to any Ironbound Employee Plan. There has been no announcement or commitment by Ironbound or any of its Subsidiaries to create an additional Ironbound Employee Plan, or to amend any Ironbound Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Ironbound Employee Plan; and, except as specifically identified in Ironbound's Disclosure Letter, Ironbound and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Ironbound Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. With respect to Ironbound or any of its Subsidiaries, for the Employee Plans listed in Ironbound's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Ironbound or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Ironbound Employee Plan or accelerate the time of payment or vesting of any such benefit. With respect to each Ironbound Employee Plan, Ironbound has supplied to RCFC a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such Ironbound Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Ironbound Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Ironbound Employee Plan, if the Ironbound Employee Plan is subject to Title I of ERISA, and (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

          (n) Title to Assets.  Ironbound and each of its Subsidiaries has good
              ---------------
and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which Ironbound or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Ironbound and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by Ironbound to be adequate for the current business of Ironbound and its Subsidiaries.

          (o) Compliance with Laws.  Ironbound and each of its Subsidiaries has
              --------------------
all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Ironbound, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Ironbound have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depositary institutions or their holding companies, the Securities and Exchange Commission (the "SEC"), the NASD or any other SRO (each, a "Governmental Entity"). The businesses of Ironbound and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

          (p) Fees.  Other than financial advisory services performed for
              ----
Ironbound by Ostrowski & Company, Inc. pursuant to an agreement dated June 19, 1998, a true and complete copy of which has been previously delivered to RCFC, neither Ironbound nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Ironbound or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (q)  Environmental Matters.    (i)  With respect to Ironbound and each
               ---------------------
of its Subsidiaries:

          (A) Each of Ironbound and its Subsidiaries, the Participation Facilities (as defined herein), and, to Ironbound's knowledge, the Loan Properties (as defined herein) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined herein);

          (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Ironbound's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

          (C) To Ironbound's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Ironbound or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

          (D) To Ironbound's knowledge, the properties currently owned or operated by Ironbound or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

          (E) Neither Ironbound nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (F) To Ironbound's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Ironbound or any of its Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by Ironbound or any of its Subsidiaries or any Participation Facility; and

          (G) To Ironbound's knowledge, during the period of (l) Ironbound's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (m) Ironbound's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To Ironbound's knowledge, prior to the period of (x) Ironbound's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y) Ironbound's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

          (ii) The following definitions apply for purposes of this Section 2.3(r) and Section 2.4(r): (w) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (y) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          (r) Loan Portfolio; Allowance; Asset Quality.   (i)   With respect to
              ----------------------------------------
each loan owned by Ironbound or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of Ironbound:

          (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

          (B) neither Ironbound nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

          (C) Ironbound or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or Ironbound's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Ironbound;

          (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

          (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Ironbound;

          (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

          (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

          (ii) The allowance for possible losses reflected in Ironbound's audited statement of condition at December 31, 1997 was, and the allowance for possible losses shown on the balance sheets in Ironbound's Reports for periods ending after December 31, 1997 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to stock banks consistently applied.

          (iii) Ironbound's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Ironbound and its Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import, and Ironbound and its Subsidiaries shall promptly after the end of any month inform RCFC of any such classification arrived at any time after the date hereof. The other real estate owned ("OREO") included in any non-performing assets of Ironbound or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

          (s) Deposits.   None of the deposits of Ironbound or any of its
              --------
Subsidiaries is a "brokered" deposit.

          (t) Accounting Matters.  Neither Ironbound nor any of its Subsidiaries
              ------------------
or, to the best of its knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent RCFC from accounting for the business combination to be effected by the Merger as a pooling-of-interests, and Ironbound has no knowledge of any fact or circumstance that would prevent such accounting treatment.

          (u) Antitakeover Provisions Inapplicable.   Ironbound and its
              ------------------------------------
Subsidiaries have taken all actions required to exempt Ironbound, the Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in their organization certificates and bylaws, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

          (v) Material Interests of Certain Persons.   Except as disclosed in
              -------------------------------------
Ironbound's Proxy Statement for its 1998 Annual Meeting of Stockholders or in Ironbound's Disclosure Letter, no officer or director of Ironbound, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended ("Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Ironbound or any of its Subsidiaries. No such interest has been created or modified since the date of the last regulatory examination of Ironbound or its Subsidiaries.

          (w) Insurance. Ironbound and its Subsidiaries are presently insured,
              ---------
and since December 31, 1995, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Ironbound and its Subsidiaries are in full force and effect,

Ironbound and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

          (x) Investment Securities; Borrowings.  (i) None of the investments
              ---------------------------------
reflected in the consolidated balance sheet of Ironbound for the year ended December 31, 1997, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1997, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

          (ii) Except as set forth in Ironbound's Disclosure Letter, neither Ironbound nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

          (iii) Set forth in Ironbound's Disclosure Letter is a true and complete list of Ironbound's borrowed funds (excluding deposit accounts) as of the date hereof.

          (y) Indemnification.  Except as provided in Ironbound's Disclosure
              ---------------
Letter, applicable New Jersey law, Ironbound's Employment Agreements or the organization certificate or bylaws of Ironbound and its Subsidiaries, neither Ironbound nor any Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Ironbound (a "Covered Person"), and, except as set forth in Ironbound's Disclosure Letter, to the best knowledge of Ironbound, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of Ironbound or any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

          (z) Books and Records.  The books and records of Ironbound and its
              -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (aa) Corporate Documents.  Ironbound has delivered to RCFC true and
               -------------------
complete copies of its certificate of incorporation and bylaws and of Ironbound Bank's organization certificate and bylaws. The minute books of Ironbound and Ironbound Bank constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders. The minute books of each of

Ironbound's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

          (bb) Tax Treatment of the Merger.  As of the date hereof, Ironbound
               ---------------------------
has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

          (cc) Beneficial Ownership of RCFC Common Stock.  As of the date
               -----------------------------------------
hereof, Ironbound beneficially owns no shares of RCFC Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of RCFC Common Stock.

          (dd) Year 2000 Matters.  Ironbound has completed a review of its
               -----------------
computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all such Year 2000 problems. Ironbound's management has developed and commenced implementation of a plan to respond to this issue which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by December 31, 1998. Between the date of this Agreement and the Effective Time, Ironbound shall use commercially practicable efforts to implement and/or continue to undertake such plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on Ironbound or its Subsidiaries.

          (ee) Registration Statement.  The information regarding Ironbound to
               ----------------------
be supplied by Ironbound for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act of 1933, as amended ("Securities Act"), with the SEC by RCFC for the purpose of, among other things, registering the RCFC Common Stock to be issued to Ironbound's stockholders in the Merger (as amended or supplemented from time to time, the "Registration Statement"), or (ii) the proxy statement to be distributed by Ironbound in connection with Ironbound's meeting of stockholders to vote upon this Agreement (as amended or supplemented from time to time, the "Proxy Statement," and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 2.4.   Representations and Warranties of RCFC.  Subject to
                         --------------------------------------
Sections 2.1 and 2.2, RCFC represents and warrants to Ironbound that, except as specifically disclosed in RCFC's Disclosure Letter:

          (a)  Organization.  (i)   RCFC is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware and is duly registered as a savings and loan holding company under HOLA. RCFC Bank is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. Each Subsidiary of RCFC Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of RCFC and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (ii) RCFC and each of its Subsidiaries has the requisite corporate power and authority, and is duly qualified and is in good standing, to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

          (iii) RCFC's Disclosure Letter sets forth all of RCFC's
Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which RCFC owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of the such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. RCFC owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of RCFC other than RCFC Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by RCFC or any of its other Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by RCFC or a Subsidiary of RCFC free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

          (iv) The deposits of RCFC Bank are insured by the BIF and the Savings Association Insurance Fund of the FDIC to the extent provided in the FDIA.

          (b)  Capital Structure.  (i)  The authorized capital stock of RCFC
               -----------------
consists of 75,000,000 shares of RCFC Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("RCFC Preferred Stock"). As of the date of this Agreement, (A) 26,423,600 shares of RCFC Common Stock were issued and outstanding, (B) no shares of RCFC Preferred Stock were outstanding, (C) no shares of RCFC Common Stock were reserved for issuance, except that 2,642,360 shares of RCFC Common Stock were reserved for issuance pursuant to the RCFC 1998 Stock-Based Incentive Plan and (D) no shares of RCFC Common Stock were held by RCFC in its treasury or by its Subsidiaries. The authorized capital stock of RCFC Bank consists of 75,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by RCFC. All outstanding shares of capital stock of RCFC and RCFC Bank are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by RCFC in its treasury or by its Subsidiaries, are free and clear of all liens, encumbrances or restrictions (other than those imposed by applicable federal or state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                        (ii) No Voting Debt of RCFC is issued or outstanding.

                        (iii) As of the date of this Agreement, except for this Agreement and the Option Agreement and as set forth in RCFC's Disclosure Letter, neither RCFC nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating RCFC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of RCFC or any of its Subsidiaries or obligating RCFC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of RCFC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of RCFC or any of its Subsidiaries.

          (c) Authority.   Each of RCFC and RCFC Bank has the requisite
              ---------
corporate power and authority to enter into this Agreement and the Plan of Bank Merger, respectively, and subject to the receipt of all required regulatory or governmental approvals, as contemplated by Section 5.1(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by RCFC's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of RCFC and RCFC Bank. This Agreement has been duly executed and delivered by RCFC and constitutes a valid and binding obligation of RCFC, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

          (d) Fairness Opinion.   RCFC has received the opinion of Sandler
              ----------------
O'Neill & Partner, L.P., to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to RCFC's stockholders.

          (e) No Violations.  The execution, delivery and performance of this
              -------------
Agreement by RCFC does not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of RCFC or any of its Subsidiaries, or to which RCFC or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of RCFC or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of RCFC or any of its Subsidiaries, under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which RCFC or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject; and the consummation of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) the approval of the holders of a majority of the outstanding shares of RCFC Common Stock, (y) the Requisite Regulatory Approvals and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of RCFC know of no reason pertaining to RCFC why any of the approvals referred to in this Section 2.4(e) should not be obtained without the imposition of any material condition or restriction described in the proviso to Section 5.1(b).

          (f) Reports.   (i) As of their respective dates, none of the reports
              -------
or other statements filed by RCFC or RCFC Bank on or subsequent to December 31, 1997, with the SEC, the Superintendent, the FDIC and the OTS (collectively, "RCFC's Reports"), contained, or will contain, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of RCFC included in RCFC's Report complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC). Each of the consolidated statements of condition contained or incorporated by reference in RCFC's Reports (including in each case any related notes and schedules) fairly presented, or will fairly present, as the case may be, (A) the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in RCFC's Reports (including in each case any related notes and schedules), and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein. RCFC has made available to Ironbound a true and complete copy of each of RCFC's Report filed with the SEC since December 31, 1997.

          (ii) RCFC and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (A) the OTS, (B) the SEC, (C) the NASD and (D) any other SRO, and have paid all fees and assessments due and payable in connection therewith.

          (g) Absence of Certain Changes or Events.   Except as disclosed in
              ------------------------------------
RCFC's Reports filed on or prior to the date of this Agreement, since December 31, 1997, (i) RCFC and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) RCFC and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any Material Adverse Effect with respect to RCFC.

          (h) Absence of Claims.  Except as set forth in RCFC's Disclosure
              -----------------
Letter, no litigation, proceeding, controversy, claim or action before any court or governmental agency is pending against RCFC or any of its Subsidiaries, and, to the best of RCFC's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

          (i) Absence of Regulatory Actions.  Neither RCFC nor any of its
              -----------------------------
Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

          (j) Taxes.  All federal, state, local and foreign tax returns required
              -----
to be filed by or on behalf of RCFC or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by RCFC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on RCFC's balance sheet (in accordance with GAAP). For purposes of this Section 2.4(j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of RCFC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where RCFC or any of its Subsidiaries do not file tax returns that RCFC or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to RCFC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on RCFC's balance sheet (in accordance with GAAP). Except as set forth in RCFC's Disclosure Letter, RCFC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. RCFC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and RCFC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither RCFC nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (k)  Agreements.    (i)   Except for arrangements made in the ordinary
               ----------
course of business, and except as set forth in RCFC's Disclosure Letter, RCFC and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in RCFC's Report. Except as disclosed in RCFC's Report filed prior to the date of this Agreement, neither RCFC nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 60 days' or less notice, (B) agreement with any executive officer or other key employee of RCFC or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving RCFC or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of RCFC or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days or for the payment of in excess of $100,000 per annum, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (E) agreement containing covenants that limit the ability of RCFC or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, RCFC (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

          (ii) Except as set forth in RCFC's Disclosure Letter, neither RCFC nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

          (iii) RCFC and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither RCFC nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of RCFC and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (l) RCFC Common Stock.  The shares of RCFC Common Stock to be issued
              -----------------
pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

          (m) Labor Matters.  Neither RCFC nor any of its Subsidiaries is or has
              -------------
ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is RCFC or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel RCFC or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving RCFC or any of its Subsidiaries pending or, to RCFC's knowledge, threatened. RCFC and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

          (n) Employee Benefit Plans.  RCFC's Disclosure Letter contains a
              ----------------------
complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of RCFC or any of its Subsidiaries (hereinafter referred to collectively as the "RCFC Employee Plans"). All of the RCFC Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under
Section 502(i) of ERISA or Section 4975 of the Code upon RCFC or any of its Subsidiaries. No liability to the PBGC has been or is expected by RCFC or any of its Subsidiaries to be incurred with respect to any RCFC Employee Plan which is subject to Title IV of ERISA ("RCFC Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by RCFC or any entity which is considered one employer with RCFC under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No RCFC Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each RCFC Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such RCFC Pension Plan as of the end of the most recent plan year with respect to the respective RCFC Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such RCFC Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any RCFC Pension Plan within the 12-month period ending on the date hereof. Neither RCFC nor any of its Subsidiaries has provided, or is required to provide, security to any RCFC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither RCFC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each RCFC Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (an "RCFC Qualified Plan") has received a favorable determination letter from the IRS, and RCFC and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each RCFC Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all respects and any assets of any such RCFC Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to RCFC's knowledge, threatened litigation, administrative action or proceeding relating to any RCFC Employee Plan. There has been no announcement or commitment by RCFC or any of its Subsidiaries to create an additional RCFC Employee Plan, or to amend any RCFC Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such RCFC Employee Plan; and, except as specifically identified in RCFC's Disclosure Letter, RCFC and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any RCFC Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. With respect to RCFC or any of its Subsidiaries, for the Employee Plans listed in RCFC's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by RCFC or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any RCFC Employee Plan or accelerate the time of payment or vesting of any such benefit. With respect to each RCFC Employee Plan, RCFC has supplied to Ironbound a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such RCFC Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such RCFC Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such RCFC Employee Plan, if the RCFC Employee Plan is subject to Title I of ERISA,
(E) the most recent actuarial report or valuation if such RCFC Employee Plan is an RCFC Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such RCFC Employee Plan is a Qualified Plan.

          (o) Title to Assets.  RCFC and each of its Subsidiaries has good and
              ---------------
marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which RCFC or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of RCFC and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by RCFC to be adequate for the current business of RCFC and its Subsidiaries.

          (p) Compliance with Laws.  RCFC and each of its Subsidiaries has all
              --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of RCFC, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of RCFC have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. The businesses of RCFC and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

          (q) Fees.  Other than the financial advisory services performed for
              ----
RCFC by Sandler O'Neill & Partners, L.P. pursuant to an agreement dated July 10, 1998, a true and complete copy of which has been previously delivered to Ironbound, neither RCFC nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for RCFC or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (r) Environmental Matters.  With respect to RCFC and each of its
              ---------------------
Subsidiaries:

          (i) Each of RCFC and its Subsidiaries, the Participation Facilities and, to RCFC's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws;

          (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to RCFC's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any Participation Facility
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

          (iii) To RCFC's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or RCFC or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

          (iv) To RCFC's knowledge, the properties currently owned or operated by RCFC or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

          (v) Neither RCFC nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (vi) To RCFC's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by RCFC or any of its Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by RCFC or any of its Subsidiaries or any Participation Facility; and

          (vii) To RCFC's knowledge, during the period of (l) RCFC's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (m) RCFC's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To RCFC's knowledge, prior to the period of
(x) RCFC's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y) RCFC's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such property, Participation Facility or Loan Property.

          (s) Loan Portfolio; Allowance; Asset Quality.  (i)   With respect to
              ----------------------------------------
each Loan owned by RCFC or its Subsidiaries in whole or in part, to the best knowledge of RCFC:

          (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

          (B) neither RCFC nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

          (C) RCFC or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or RCFC Bank's applicable participation interest, as applicable); except as otherwise referenced on the books and records of RCFC;

          (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

          (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan; except as otherwise referenced on the books and records of RCFC;

          (F) there is no litigation or proceeding pending or threatened, relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

          (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

          (ii) The allowance for possible losses reflected in RCFC Bank's audited statement of condition at June 30, 1997 was, and the allowance for possible losses shown on the balance sheets in RCFC's Reports for periods ending after June 30, 1998 will be adequate, as of the dates thereof, under generally accepted accounting principles applicable to stock savings banks consistently applied.

          (iii) RCFC's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of RCFC and its Subsidiaries that have been classified (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and RCFC and its Subsidiaries shall promptly after the end of any month inform Ironbound of any such classification arrived at any time after the date hereof. The OREO included in any non-performing assets of RCFC or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

          (t) Accounting Matters.  Neither RCFC nor any of its Subsidiaries or,
              ------------------
to the best of its knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent RCFC from accounting for the business combination to be effected by the Merger as a pooling-of-interests, and RCFC has no knowledge of any fact or circumstance that would prevent such accounting treatment.

          (u) Investment Securities; Borrowing.  (i)   Except for investments in
              --------------------------------
FHLB Stock and pledges to secure FHLB borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the balance sheet of RCFC Bank for the year ended June 30, 1997, and none of the investment securities held by RCFC or any of its Subsidiaries since June 30, 1997 is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

          (ii) Except as set forth in RCFC's Disclosure Letter, neither RCFC nor any Subsidiary is a party to or has agreed to enter into any Derivatives Contract or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in RCFC's Disclosure Letter or disclosed in RCFC's Report filed on or prior to the date hereof.

          (iii) Set forth in RCFC's Disclosure Letter is a true and complete list of RCFC's borrowed funds (excluding deposit accounts) as of the date hereof.

          (v) Registration Statement.  The information regarding RCFC to be
              ----------------------
supplied by RCFC for inclusion in (i) the Registration Statement or (ii) the Proxy Statement will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (w) Books and Records.  The books and records of RCFC and its
              -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (x) Corporate Documents.  RCFC has delivered to Ironbound true and
              -------------------
complete copies of its organization certificate and bylaws and of RCFC Bank's organization certificate and bylaws. The minute books of RCFC and RCFC Bank constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders. The minute books of each of RCFC's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

          (y) Beneficial Ownership of Ironbound Common Stock.  As of the date
              ----------------------------------------------
hereof, RCFC beneficially owns no shares of Ironbound Common Stock and, other than as contemplated by the Option Agreement, does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Ironbound Common Stock.

          (z) Tax Treatment of the Merger.  As of the date hereof, RCFC has no
              ---------------------------
knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

          (aa) Year 2000 Matters.  RCFC has completed a review of its computer
               -----------------
systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all Year 2000 problems. RCFC's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by December 31, 1998. Between the date of this Agreement and the Effective Time, RCFC shall use commercially practicable efforts to implement and/or continue to undertake such plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on RCFC or its Subsidiaries.

     (bb) Deposits. None of the deposits of RCFC or any of its Subsidiaries is a
          --------
"brokered deposit."


                                  ARTICLE III

                           CONDUCT PENDING THE MERGER
                           --------------------------

          Section 3.1.   Conduct of Ironbound's Business Prior to the Effective
                         ------------------------------------------------------
Time. Except as expressly provided in this Agreement, during the period from the
----
date of this Agreement to the Effective Time, Ironbound shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Ironbound or RCFC to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Ironbound, Ironbound Bank, RCFC or RCFC Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Ironbound or Ironbound Bank.

          Section 3.2.   Forbearance by Ironbound.  Without limiting the
                         ------------------------
covenants set forth in Section 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Government Regulators, during the period from the date of this Agreement to the Effective Time, Ironbound shall not, and shall not permit any of its Subsidiaries to, without the prior consent of RCFC, which consent shall not be unreasonably withheld:

          (a) change any provisions of the certificate of incorporation or bylaws of Ironbound or the similar governing documents of its Subsidiaries;

          (b) issue any shares of capital stock or change the terms of any outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of Ironbound except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement in the ordinary course of business and consistent with past practice;

          (c) make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, other than the $0.05 regular quarterly cash dividend payable by Ironbound. As promptly as practicable following the date of this Agreement, the Board of Directors of Ironbound shall cause its regular quarterly dividend record dates and payment dates to be the same as RCFC's regular quarterly dividend record dates and payments dates for RCFC Common Stock, and Ironbound shall not thereafter change its regular dividend payment dates and record dates. Nothing contained in this Section 3.2(c) or in any other Section of this Agreement shall be construed to permit holders of shares of Ironbound Common Stock to receive two dividends from either Ironbound or from Ironbound and RCFC in any one quarter. Subject to applicable regulatory restrictions, if any, Ironbound Bank may pay a cash dividend that is, in the aggregate, sufficient to fund any dividend by Ironbound permitted hereunder;

          (d) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of Ironbound or cancel, release or assign any indebtedness of any such individual, corporation or other entity, except pursuant to contracts or agreements in force at the date of this Agreement and which have been disclosed to RCFC;

          (e) except to the extent required by law or as disclosed in Section 3.2(e) of Ironbound's Disclosure Letter or specifically provided for elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-officer employees in the ordinary course of business consistent with past practice that do not cause the annualized compensation of any of Ironbound's non-officer employees following such increase to exceed by more than 5% the total annual compensation expenses of Ironbound with respect to such person for the twelve month period ended March 31, 1998 and other than promotions of non-officer employees as a result of enhanced job classification and duties, made in the ordinary course of business which results in an increase in the compensation thereof so long as such increase does not cause the annual rate of such individual's compensation to increase by more than 10% of such person's compensation at March 31, 1998; pay, unless approved in advance by RCFC, any reasonable "stay in place" pay where necessary or appropriate to retain key employees; pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any Ironbound Employee Plan (as defined in Section 2.3(m)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; make any discretionary continuation to any Employee Plan; hire any employee with an annual total compensation payment in excess of $35,000 or enter into any employment contract; terminate or increase the costs to Ironbound or any Subsidiary of any Employee Plan;

          (f) except as contemplated by Section 4.2, change its method of accounting as in effect at June 30, 1997, except as required by changes in GAAP as concurred in by Ironbound's independent auditors;

          (g) settle any claim, action or proceeding involving any liability of Ironbound or any of its Subsidiaries for money damages in excess of $25,000 or impose material restrictions upon the operations of Ironbound or any of its Subsidiaries;

          (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Ironbound, except in satisfaction of debts previously contracted;

          (i) except pursuant to commitments existing at the date hereof which have previously been disclosed to RCFC, make any real estate loans secured by undeveloped land or real estate located outside the State of New Jersey (other than real estate secured by one-to-four family homes) or make any construction loan (other than construction loans secured by one-to-four family homes) outside the State of New Jersey;

          (j) establish or commit to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained except as disclosed in the Ironbound Disclosure Schedule;

          (k) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment, or (B) as a tax-free reorganization under the Code;

          (l) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for Ironbound's portfolio made in accordance with Section 3.2(m), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

          (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than US government and US government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice;

          (n) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by Section 3.2(o);

          (o) settle any claim, action or proceeding involving any liability of Ironbound or any of its Subsidiaries for money damages in excess of $25,000 or material restrictions upon the operations of Ironbound or any of its Subsidiaries;

          (p) make, grant or purchase any loan or commitment to lend in excess of $500,000 to any individual borrower, unless such loan is fully secured by real estate or liquid collateral and conforms in all material respects with the Bank's existing loan policy. The Bank is also permitted to renew currently outstanding loans or amounts above $500,000 provided the loan has a satisfactory payment history and the renewal is not in excess of the original loan principal amount.

          (q) incur any additional borrowings beyond those set forth in the Ironbound Disclosures Schedule other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Ironbound or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

          (r) make any capital expenditures in excess of $50,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof disclosed in the Ironbound Disclosure Schedule, other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

          (s) organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire any equity or voting interest in any firm, corporation or business enterprise (other than securities of the FHLB that are purchased in the ordinary course of business consistent with past practice);

          (t) elect to the Board of Directors of Ironbound or, except as disclosed in Ironbound's Disclosure Letter, to any office any person who is not a member of the Board of Directors of Ironbound or an officer of Ironbound as of the date of this Agreement;

          (u) accept any proposed deposits by any municipality or government agency the terms of which exceed 90 days; or

          (v) agree or make any commitment to take any action that is prohibited by this Section 3.2.

          In the event that RCFC does not respond in writing to Ironbound within three business days of receipt by RCFC of a written request for Ironbound to engage in any of the actions for which RCFC's prior written consent is required pursuant to this Section 3.2, RCFC shall be deemed to have consented to such action. Any request by Ironbound or response thereto by RCFC shall be made in accordance with the notice provisions of Section 8.7, shall note that it is a request pursuant to this Section 3.2 and shall state that a failure to respond within three business days shall constitute consent.

          Section 3.3.   Conduct of RCFC's Business Prior to the Effective Time.
                         ------------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, RCFC shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would materially adversely affect or delay the ability of Ironbound or RCFC to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Ironbound, RCFC, Ironbound Bank or RCFC Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on RCFC.

                                   ARTICLE IV

                                   COVENANTS
                                   ---------

          Section 4.1.   Acquisition Proposals.  From and after the date hereof
                         ---------------------
until the termination of this Agreement, neither Ironbound or Ironbound Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Ironbound or any of its subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Ironbound shall notify RCFC orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, Ironbound shall deliver to RCFC a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of Ironbound from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire Ironbound pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Ironbound receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to Ironbound's stockholders, (B) the Board of Directors of Ironbound, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Ironbound to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Ironbound (x) provides reasonable notice to RCFC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of Ironbound, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Ironbound to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Ironbound or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of Ironbound or Ironbound Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Ironbound or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           Section 4.2.  Certain Policies of Ironbound.
                         -----------------------------

          (a) At the request of RCFC, Ironbound shall cause Ironbound Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all Requisite Regulatory Approvals and stockholder approvals are received, and after receipt of written confirmation from RCFC that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of RCFC Bank; provided, however, that Ironbound shall not be required to take such action more than five business days prior to the Effective Date; and provided, further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations.

          (b) Ironbound's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2. RCFC agrees to hold harmless, indemnify and defend Ironbound and its Subsidiaries, and their respective directors, officers and employees, for any loss, claim, liability or other damage caused by or resulting from compliance with this Section 4.2.

           Section 4.3.  Access and Information.
                         ----------------------

          (a) Upon reasonable notice, Ironbound and RCFC shall (and shall cause their respective Subsidiaries to) afford to the other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates and counsel, accountants and other professionals retained by such party) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request; provided, however, that no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made herein. In furtherance, and not in limitation of the foregoing, Ironbound shall make available to RCFC all information necessary or appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger or the Bank Merger. RCFC and Ironbound will not, and will cause their respective representatives not to, use any information obtained pursuant to this Section
4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, each of RCFC and Ironbound will keep confidential, and will cause their respective representatives to keep confidential, all information and documents obtained pursuant to this Section 4.3 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

          (b) During the period of time beginning on the day application materials for the Bank Merger are initially filed with the OTS, the FDIC, the NYBD and the NJBD (but in no event earlier than 30 days prior to the Effective
Time) and continuing to the Effective Time, including weekends and holidays, Ironbound shall cause Ironbound Bank to provide RCFC, RCFC Bank and their authorized agents and representatives full access to Ironbound Bank's offices after normal business hours for the purpose of installing necessary wiring and equipment (at RCFC's expense) to be utilized by RCFC Bank after the Effective Time; provided, that:

          (i) reasonable advance notice of each entry shall be given to Ironbound Bank and Ironbound Bank approves of each entry, which approval shall not be unreasonably withheld;

          (ii) Ironbound Bank shall have the right to have its employees or contractors present to inspect the work being done;

          (iii) to the extent practicable, such work shall be done in a manner that will not interfere with Ironbound Bank's business conducted at any affected branch offices;

          (iv) all such work shall be done in compliance with all applicable laws and government regulations, and RCFC Bank shall be responsible for the procurement, at RCFC Bank's expense, of all required governmental or administrative permits and approvals;

          (v) RCFC Bank shall maintain appropriate insurance satisfactory to Ironbound Bank in connection with any work done by RCFC Bank's agents and representatives pursuant to this Section 4.3;

          (vi) RCFC Bank shall reimburse Ironbound Bank for any material out-of-pocket costs or expenses incurred by Ironbound Bank in connection with this undertaking; and

          (vii) in the event this Agreement is terminated in accordance with Article VI hereof, RCFC Bank, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

          Section 4.4.   Certain Filings, Consents and Arrangements.   RCFC and
                         ------------------------------------------
Ironbound shall (a) as soon as practicable (and in any event within 45 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby; (b) cooperate with one another in promptly (i) determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal or state law or regulation or under any relevant agreement or other document and (ii) making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers; and (c) deliver to the other copies of the publicly available portions of all such filings, notices and applications promptly after they are filed.

          Section 4.5.   Antitakeover Provisions.  Ironbound and its
                         -----------------------
Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document (i) to exempt or continue to exempt RCFC, the Agreement, the Merger, the Bank Merger and the Option Agreement from any provisions of an antitakeover nature in Ironbound's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the request of RCFC, to assist in any challenge to the applicability to the Agreement, the Merger, the Bank Merger or the Option Agreement of any federal or state antitakeover laws.

          Section 4.6.   Additional Agreements.   Subject to the terms and
                         ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Bank Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

          Section 4.7.   Publicity.   The initial press release announcing this
                         ---------
Agreement shall be a joint press release and thereafter Ironbound and RCFC shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

          Section 4.8.   Stockholders Meeting.   Ironbound shall take all action
                         --------------------
necessary, in accordance with applicable law and its corporate documents, to convene a meeting of its stockholders (the "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised in writing by such Board's counsel, the Board of Directors of Ironbound shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and
(b) use its best efforts to solicit such approvals.

          Section 4.9.   Proxy Statements; Comfort Letters.  (i) As soon as
                         ---------------------------------
practicable after the date hereof, RCFC and Ironbound shall cooperate with respect to the preparation of a Proxy Statement-Prospectus for the purpose of taking stockholder action on the Merger and this Agreement and file the Proxy Statement-Prospectus with the SEC and the FDIC, respond to comments of the staff of the SEC and the FDIC and, promptly after the Registration Statement is declared effective by the SEC and the FDIC, mail the Proxy Statement-Prospectus to the respective holders of record (as of the applicable record date) of shares of voting stock of each of Ironbound and RCFC. RCFC and Ironbound each represents and covenants to the other that the Proxy Statement-Prospectus, and any amendment or supplement thereto, with respect to the information pertaining to it or its Subsidiaries at the date of mailing to its stockholders and the date of its Stockholder Meeting will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC and the FDIC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) RCFC shall cause Ernst & Young LLP, its independent public accounting firm, to deliver to Ironbound, and Ironbound shall cause Deloitte & Touche LLP, its independent public accounting firm, to deliver to RCFC and to its officers and directors who sign the Registration Statement for this transaction, a "comfort letter" or "agreed upon procedures" letter, in the form customarily issued by such accountants at such time in transactions of this type, dated (a) the date of the mailing of the Proxy Statement-Prospectus for the Stockholders Meeting of Ironbound and the date of mailing of the Proxy Statement for the Stockholders meeting of RCFC, respectively, and (b) a date not earlier than five business days preceding the date of the Closing (as defined in Section 7.1).

           Section 4.10. Registration of RCFC Common Stock.
                         ---------------------------------

          (a) RCFC shall, as promptly as practicable following the preparation thereof, file the Registration Statement (including any pre-effective or post-effective amendments or supplements thereto) with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement, and RCFC and Ironbound shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. RCFC will advise Ironbound promptly after RCFC receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. RCFC will provide Ironbound with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Ironbound may reasonably request.

          (b) RCFC shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

          (c) RCFC shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market, or on such other exchange as RCFC Common Stock shall then be trading, subject only to official notice of issuance, the shares of RCFC Common Stock to be issued by RCFC in exchange for the shares of Ironbound Common Stock.

          Section 4.11.  Affiliate Letters.   Promptly, but in any event within
                         -----------------
two weeks after the execution and delivery of this Agreement, Ironbound shall deliver to RCFC a letter identifying all persons who, to the knowledge of Ironbound, may be deemed to be "affiliates" of Ironbound under Rule 145 of the Securities Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of Ironbound. Within two weeks after delivery of such letter, Ironbound shall deliver executed letter agreements, each substantially in the form attached hereto as Exhibit A, executed by each such person so identified as an affiliate of Ironbound agreeing
(i) to comply with Rule 145, (ii) to refrain from transferring shares as required by the pooling-of-interests accounting rules and (iii) to be present in person or by proxy and vote in favor of the Merger at Ironbound Stockholders Meeting. Within two weeks after the date hereof, RCFC shall cause its directors and executive officers to enter into letter agreements, in the form attached hereto as Exhibit C, with RCFC concerning the pooling-of-interests accounting rules.

          Section 4.12.  Notification of Certain Matters.   Each party shall
                         -------------------------------
give prompt notice to the others of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of Ironbound and RCFC shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

           Section 4.13.  Employees, Directors and Officers.
                          ---------------------------------

          (a) All persons who are employees of Ironbound Bank immediately prior to the Effective Time (Ironbound's Employees) and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of RCFC or RCFC Bank, respectively; provided, however, that in no event shall any of Ironbound's Employees be officers of RCFC or RCFC Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of RCFC or RCFC Bank. All of Ironbound's Employees who remain following the Effective Date shall be employed at the will of RCFC or RCFC Bank. No contractual right to employment shall inure to such employees because of this Agreement. Subject to paragraph (e) of this Section 4.13, no employee of Ironbound will become a contractual employee of RCFC or RCFC Bank unless such contract is in writing and executed by the President or Chief Executive Officer of RCFC or RCFC Bank.

          (b) Except as provided in paragraph (c) of this Section 4.13, appropriate steps shall be taken to terminate all Ironbound Employee Plans as of the Effective Time or as promptly as practical thereafter. Except as provided in paragraph (c) of this Section 4.13, immediately following the Effective Time, each Continuing Employee shall be eligible to participate in RCFC Employee Plans, on the same basis as and subject as are applicable to any newly-hired employee of RCFC or RCFC Bank (it being understood that inclusion of Continuing Employee in RCFC Employee Plans may occur at different times with respect to different plans); provided, however, that with respect to each RCFC Employee Plan, other than the Richmond County Savings Bank Employee Stock Ownership Plan (the "RCFC Bank ESOP") and the Retirement Plan of

Richmond County Savings Bank in RSI Trust (the "RCFC Bank Retirement Plan"), for purposes of determining eligibility to participate, vesting, and entitlement to benefits, service with Ironbound or Ironbound Bank shall be treated as service with RCFC or RCFC Bank; provided further however, that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitation with respect to any RCFC or RCFC Bank welfare benefit plan. For purposes of determining eligibility to participate, vesting, and entitlement to benefits (including accrual of benefits) under the RCFC Bank ESOP or RCFC Bank Retirement Plan, Continuing Employees shall be treated as newly-hired employees of RCFC or RCFC Bank as of the Effective Date and credit for service shall begin accruing as of that date.

          (c) As of the Effective Time, each Ironbound Employee who is a participant in the Ironbound 401(k) Plan (the "Ironbound 401(k) Plan") shall become fully vested in his or her account balance in the Ironbound 401(k) Plan and the Ironbound 401(k) Plan will either be merged into the Richmond County Savings Bank 401(k) Savings Plan (the "RCFC Bank 401(k) Plan") effective as of a date following the Effective Time selected by RCFC Bank or, if so elected by RCFC Bank, terminated immediately prior to, on, or after the Effective Time.
The determination as to whether the Ironbound Savings Plan shall be terminated or merged into the RCFC Bank 401(k) Plan shall be made by RCFC Bank. Effective as of the date of the merger of the Ironbound 401(k) Plan into the RCFC 401(k) Plan or the termination of the Ironbound 401(k) Plan (or the Effective Time, if subsequent to such termination), Ironbound Employees who are then participating in the Ironbound 401(k) Plan shall become participants in the RCFC Bank 401(k) Plan.

          (d) RCFC agrees to honor existing employment agreements, including the change in control provisions of such agreements, between Ironbound and Ironbound Bank and certain employees, stock option plans and restricted stock plans, and other benefit plans as described in Section 4.13 (collectively "Employment Agreements") and to the payment of benefits by Ironbound as of the Effective Time or earlier as agreed to by Ironbound and RCFC under such agreements and plans as such amounts are calculated and disclosed on Disclosure Schedule 4.13(d). Payments under the Employment Agreements shall be made by Ironbound, as set forth in the Ironbound Disclosure Letter, immediately prior to the Effective Time .

          (e) At the Effective Time, RCFC Bank shall enter into an employment agreement with Michael J. Gagliardi and Thomas Lupo, substantially in the form attached hereto as Exhibit D.

           Section 4.14. Indemnification; Directors' and Officers' Insurance.
                         ---------------------------------------------------

          (a) From and after the Effective Time through the third anniversary of the Effective Date, RCFC agrees to indemnify and hold harmless each present and former director and officer of Ironbound and its Subsidiaries and each officer or employee of Ironbound and its

Subsidiaries that is serving or has served as a director or trustee of another entity expressly at Ironbound's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been indemnified as a director, officer or employee of Ironbound and its Subsidiaries and as then permitted under applicable law.

          (b) Any Indemnified Party wishing to claim indemnification under
Section 4.14(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify RCFC thereof, but the failure to so notify shall not relieve RCFC of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) RCFC shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and RCFC shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if RCFC does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between RCFC and the Indemnified Party (and counsel for RCFC does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and RCFC shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that RCFC shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) RCFC shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

          (c) RCFC shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.14 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

          Section 4.15.  Tax-Free Reorganization Treatment.   Prior to the
                         ---------------------------------
Effective Time, neither RCFC nor Ironbound shall intentionally take, fail to take, or cause to be taken or not taken, or cause or permit any of their respective Subsidiaries to take, fail to take, or cause to be taken or not taken, any action within its control that would disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, RCFC shall not take any action within its control that would disqualify the Merger as a pooling-of-interests for accounting purposes or as a reorganization under the Code.

          Section 4.16.  Savings and Loan Holding Company Structure.  If
                         ------------------------------------------
requested by RCFC in order to facilitate the transactions contemplated in this Agreement and assuming all other material conditions have been met, Ironbound will take such steps as are necessary to become a savings and loan holding company pursuant to HOLA, assuming Ironbound so qualifies.

          Section 4.17.  Divisional Board.  RCFC shall, promptly following the
                         ----------------
Effective Time, cause all of the members of Ironbound's Board of Directors as of the date of this Agreement, who are willing to so serve, to be elected to or appointed as members of Ironbound's divisional board ("Divisional Board"), the function of which shall be to advise RCFC with respect to deposit and lending activities in Ironbound's market area and to maintain and develop customer relationships. The members of the Board who are willing to so serve shall be elected to serve a term of three years. Beginning immediately after the Effective Time, each non-employee member of the Divisional Board (except the Chairman of the Divisional Board) shall receive an annual retainer fee of $5,000, plus an attendance fee of $750 for each Divisional Board meeting attended, and the Chairman of the Divisional Board shall receive an annual retainer fee of $10,000 plus an attendance fee of $750 for each Divisional Board meeting attended, and each non-employee member of the Divisional Board shall be prohibited from competing directly with RCFC for the duration of the term for which they were elected or appointed. Such Divisional Board annual retainer fee shall be payable in quarterly installments or in one lump sum at any time in advance at the option of RCFC.


                                   ARTICLE V

                           CONDITIONS TO CONSUMMATION
                           --------------------------

           Section 5.1.  Conditions to Each Party's Obligations.  The respective
          -------------- --------------------------------------
obligations of each party to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

          (a) this Agreement shall have been approved by the requisite vote of Ironbound's stockholders in accordance with applicable laws and regulations;

          (b) the Requisite Regulatory Approvals and any necessary regulatory consents and waivers with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on Ironbound and its Subsidiaries taken as a whole or (ii) on RCFC and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on (x) Ironbound and its Subsidiaries taken as a whole or (y) RCFC and its Subsidiaries taken as a whole;

          (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement;

          (d) no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits. restricts or makes illegal consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement;

          (e) the Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained;

          (f)  [Reserved]

          (g) RCFC shall have received the letter agreement referred to in
Section 4.11 from each affiliate of Ironbound; and

          (h) RCFC shall have caused to be listed on the Nasdaq National Market, or on such other market on which shares of RCFC Common Stock shall then be trading, subject only to official notice of issuance, the shares of RCFC Common Stock to be issued by RCFC in exchange for the shares of Ironbound Common Stock.

          Section 5.2.   Conditions to the Obligations of RCFC and RCFC Bank.
                         ---------------------------------------------------
The obligations of RCFC and RCFC Bank to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by RCFC:

          (a) each of the obligations of Ironbound and Ironbound Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Ironbound and Ironbound Bank contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). RCFC shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Ironbound;

          (b) all action required to be taken by, or on the part of, Ironbound and Ironbound Bank to authorize the execution, delivery and performance of this Agreement and the consummation by Ironbound and Ironbound Bank of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of Ironbound or Ironbound Bank, as the case may be, and RCFC shall have received certified copies of the resolutions evidencing such authorization;

          (c) Ironbound shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section
5. 1 (b)) whose consent or approval shall be required in order to permit the succession by the surviving corporation pursuant to the Merger to any obligation, right or interest of Ironbound or its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Ironbound or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on RCFC (after giving effect to the consummation of the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

          (d) RCFC shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence and good standing of Ironbound and its Subsidiaries;

          (e) RCFC shall have received an opinion of Muldoon, Murphy & Faucette. counsel to RCFC, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to RCFC, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

               (i) No gain or loss will be recognized by RCFC, RCFC Bank, Ironbound or Ironbound Bank as a result of the Merger;

               (ii) Except to the extent of any cash received in lieu of a fractional share interest in RCFC Common Stock, no gain or loss will be recognized by the stockholders of Ironbound who exchange their Ironbound Common Stock for RCFC Common Stock pursuant to the Merger;

               (iii) The tax basis of RCFC Common Stock received by stockholders who exchange their Ironbound Common Stock for RCFC Common Stock in the Merger will be the same as the tax basis of Ironbound Common Stock surrendered pursuant to the Merger. reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

                (iv) The holding period of RCFC Common Stock received by each stockholder in the Merger will include the holding period of Ironbound Common Stock exchanged therefor, provided that such stockholder held such Ironbound Common Stock as a capital asset on the Effective Date.

          Such opinion may be based on, in addition to the review of such matters of fact and law as Muldoon, Murphy & Faucette considers appropriate, (x) representations made at the request of Muldoon, Murphy & Faucette by RCFC, RCFC Bank, Ironbound, Ironbound Bank, stockholders of RCFC or Ironbound, or any combination of such persons and (y) certificates provided at the request of Muldoon, Murphy & Faucette by officers of RCFC, RCFC Bank. Ironbound, Ironbound Bank and other appropriate persons.

          (f) The consummation of the sale of Ironbound's executive office is completed subject to terms disclosed in Ironbound's Disclosure Letter.

          Section 5.3.   Conditions to the Obligations of Ironbound and
                         ----------------------------------------------
Ironbound Bank. The obligations of Ironbound and Ironbound Bank to effect the
--------------
Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Ironbound:

          (a) each of the obligations of RCFC and RCFC Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of RCFC and RCFC Bank contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). Ironbound shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of RCFC;

          (b) all action required to be taken by, or on the part of, RCFC and RCFC Bank to authorize the execution, delivery and performance of this Agreement and the consummation by RCFC and RCFC Bank of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of RCFC or RCFC Bank, as the case may be, and Ironbound shall have received certified copies of the resolutions evidencing such authorization;

          (c) RCFC shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 5.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which RCFC or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on RCFC (after giving effect to the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

          (d) Ironbound shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence and good standing of RCFC and its Subsidiaries;

          (e) Ironbound shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Ironbound, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Ironbound, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

               (i) No gain or loss will be recognized by RCFC, RCFC Bank, Ironbound or Ironbound Bank as a result of the Merger;

               (ii) Except to the extent of any cash received in lieu of a fractional share interest in RCFC Common Stock, no gain or loss will be recognized by the stockholders of Ironbound who exchange their Ironbound Common Stock for RCFC Common Stock pursuant to the Merger;

               (iii) The tax basis of RCFC Common Stock received by stockholders who exchange their Ironbound Common Stock for RCFC Common Stock in the Merger will be the same as the tax basis of Ironbound Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

               (iv) The holding period of RCFC Common Stock received by each stockholder in the Merger will include the holding period of Ironbound Common Stock exchanged therefor, provided that such stockholder held such Ironbound Common Stock as a capital asset on the Effective Date.

          Such opinion may be based on, in addition to the review of such matters of fact and law as Luse Lehman Gorman Pomerenk & Schick, P.C. considers appropriate, (x) representations made at the request of Luse Lehman Gorman Pomerenk & Schick, P.C. by RCFC, RCFC Bank, Ironbound, Ironbound Bank, stockholders of RCFC or Ironbound, or any combination of such persons and (y) certificates provided at the request of

Luse Lehman Gorman Pomerenk & Schick, P.C. by officers of RCFC, RCFC Bank, Ironbound and other appropriate persons.


                                   ARTICLE VI

                                  TERMINATION
                                  -----------

          Section 6.1.   Termination.   This Agreement may be terminated, and
                         -----------
the Merger abandoned, at or prior to the Effective Date, either before or after its approval by the stockholders of Ironbound.

          (a) by the mutual consent of RCFC and Ironbound in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

          (b) by RCFC or Ironbound, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of Ironbound to approve the Agreement at its Stockholder Meeting called to consider such approval;

          (c) by RCFC or Ironbound, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

          (d) by RCFC or Ironbound, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by April 30, 1999 ("Initial Termination Date"); unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

          (e) by RCFC, if the Board of Directors of Ironbound does not publicly recommend in the Proxy Statement that Ironbound's stockholders approve and adopt this Agreement or if, after recommending in the Proxy that stockholders approve and adopt this Agreement, the Board of Directors of Ironbound shall have withdrawn, modified or amended such recommendation in any respect materially adverse to RCFC; or

          (f) by RCFC by written notice to Ironbound, or by Ironbound by written notice to RCFC in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Ironbound or RCFC, as the case may be; provided that one party shall have given the other thirty (30) calendar days prior written notice of such termination, and the breaching party shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period;

          (g) by Ironbound, if its board of directors so determines by the requisite vote of members of its entire board, at any time during the five-day period commencing with the Valuation Date, in accordance with (i) below:

               (i) if RCFC Market Value is less than $14.00, adjusted as indicated in the last sentence of this Section 6.1(g).

If RCFC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted, in the manner specified in Section 1.2(c) of this Agreement, for the purposes of applying this Section 6.1(g); or

          (h) by RCFC or Ironbound (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to Sections 2.2(a) and (b), any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party.


                                  ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                   ------------------------------------------

          Section 7.1.   Effective Date and Effective Time.  The closing of the
                         ---------------------------------
transactions contemplated hereby ("Closing") shall take place at the offices of Richmond County Financial Corp., 1214 Castleton Avenue, Staten Island, New York 10310, unless another place is agreed to by RCFC and Ironbound, on a date ("Closing Date") that is no later than five business days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties. Prior to the Closing Date, RCFC and Ironbound shall execute a Certificate of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date as specified in the Certificate of Merger is herein referred to as the "Effective Date." The "Effective Time" of the Merger shall be as set forth in the Certificate of Merger.

          Section 7.2.   Deliveries at the Closing.   Subject to the provisions
                         -------------------------
of Articles V and VI, on the Closing Date there shall be delivered to RCFC and Ironbound the documents and instruments required to be delivered under Article V.

          Section 7.3.   Adjustment of Exchange Ratio.  If RCFC Market Value is
                         ----------------------------
less than $15.945, but equal to or greater than $14.00, adjusted as indicated in the last sentence of Section 6.1(g), the Exchange Ratio shall be adjusted such that the value of the consideration (valued at the Valuation Date) to be paid in respect of each share of Ironbound Common Stock to be converted into RCFC Common Stock and cash in lieu of fractional shares upon consummation of the Merger is $23.12.


                                  ARTICLE VIII

                             CERTAIN OTHER MATTERS
                             ---------------------

          Section 8.1.   Certain Definitions; Interpretation.   As used in this
                         -----------------------------------
Agreement, the following terms shall have the meanings indicated:

          "material" means material to RCFC or Ironbound (as the case may be) and its respective Subsidiaries, taken as a whole.

          "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

          When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

          Section 8.2.   Survival.   Only those agreements and covenants of the
                         --------
parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 4.3(a), 4.13, 4.14, 4.16, 4.17, 4.19 and 8.6 of this Agreement, shall survive the Effective Time.

All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time. If the Agreement shall be terminated, the agreements of the parties in the last three sentences of Section 4.3(a) and Section 8.6 shall survive such termination.

          Section 8.3.   Waiver; Amendment.   Prior to the Effective Time, any
                         -----------------
provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Ironbound or RCFC, no amendment or modification may be made that would reduce the Merger Consideration or contravene any provision of the Delaware General Corporation Law or the federal banking laws, rules and regulations.

          Section 8.4.   Counterparts.   This Agreement may be executed in
                         ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          Section 8.5.   Governing Law.   This Agreement shall be governed by,
                         -------------
and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

          Section 8.6.   Expenses.   Each party hereto will bear all expenses
                         --------
incurred by it in connection with this Agreement and the transactions contemplated hereby.

          Section 8.7.   Notices.   All notices, requests, acknowledgments and
                         -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other party hereto.

          If to Ironbound, to:

                    Ironbound Bankcorp
                    36 Pacific Street
                    Newark, New Jersey 07105
                    Facsimile: (973) 589-7686

                    Attention: Edward Cruz
                               Chairman of the Board
                                           and
                               Michael J. Gagliardi
                               President and Chief Executive Officer

          and

                    Luse Lehman Gorman Pomerenk & Schick, P.C.
                    5335 Wisconsin Avenue, N.W.
                    Suite 400
                    Washington, D.C. 20015

                    John J. Gorman, Esq.
                    Alan Schick, Esq.
                    Facsimile:      (202) 362-2902

          If to RCFC, to:

                    Richmond County Financial Corp.
                    1214 Castleton Avenue
                    Staten Island, New York  10310
                    Facsimile:  (718) 273-8078

                    Attention: Michael F. Manzulli
                               Chairman of the Board and
                                Chief Executive Officer

          With copies to:

                    Richmond County Financial Corp.
                    1214 Castleton Avenue
                    Staten Island, New York  10310
                    Facsimile:  (718) 390-0224

                    Attention: Thomas R. Cangemi
                               Senior Vice President, Chief Financial
                                Officer and Secretary

          and

                    Douglas P. Faucette, Esq.
                    Muldoon, Murphy & Faucette
                    5101 Wisconsin Avenue, N.W.
                    Washington, D.C.  20016
                    Facsimile: (202) 966-9409


          Section 8.8.   Entire Agreement; etc.   This Agreement, together with
                         ---------------------
the Plan of Bank Merger, Option Agreement and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 4.13 and 4.14, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 8.9.   Assignment.   This Agreement may not be assigned by
                         ----------
either party hereto without the written consent of the other party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 17th day of July, 1998.

                            RICHMOND COUNTY FINANCIAL CORP.


                            By: /s/ Michael F. Manzulli
                                ---------------------------
                                Michael F. Manzulli
                                Chairman of the Board and
                                  Chief Executive Officer


                            IRONBOUND BANKCORP, NJ


                            By: /s/ Edward Cruz
                                ---------------------------
                                Edward Cruz
                                Chairman of the Board